                                                  EXHIBIT 10.15

                              CERIDIAN CORPORATION
                         EMPLOYEES' BENEFIT PROTECTION
                                TRUST AGREEMENT

                               Table of Contents

                                                             Page

     PREAMBLE                                                   1

     ARTICLE 1 Description and Definitions
          1.1  Name
          1.2  Intentions
          1.3  Irrevocability; Creditor Claims                  2
          1.4  Additional Definitions                           2
          1.5  Grantor Trust                                    3
          1.6  Benefits Implemented Through Trust               4

     ARTICLE 2 General Administration                           5
          2.1  Committee Directions                             5
          2.2  Contributions                                    5
          2.3  Separate Accounting for Each Plan                6
          2.4  Interest of Plans in Trust Fund                  6
          2.5  Excess Accumulations                             7
          2.6  Substitution                                     7
          2.7  Transfer to Successor Trust                      7
          2.8  Merger or Split-up of Plans                      8

     ARTICLE 3 Duties and Powers of Trustee                     9
          3.1  General Responsibility                           9
          3.2  General Powers                                   9
          3.3  Distributions                                   13
          3.4  Trustee Responsibility
               Regarding Payments on Insolvency                16
          3.5  Records                                         18
          3.6  Quarterly Accounting;
               Final Accounting                                18
          3.7  Valuation                                       18
          3.8  Delegation of Duties                            19

     ARTICLE 4 Directed Investments                            20
          4.1  Appointment of Insurance Company
               as Investment Manager                           20
          4.2  Appointment of Investment Adviser
               as Investment Manager                           20
          4.3  Directions of Committee                         22

                                     i

     ARTICLE 5 Compensation, Indemnification                   24
          5.1  Compensation and Expenses                       24
          5.2  Indemnification                                 24

     ARTICLE 6 Resignation or Removal of Trustee               25
          6.1  Resignation; Removal                            25
          6.2  Successor Trustee                               25
          6.3  Settlement of Accounts                          25

     SECTION 7 Controversies, Legal Actions                    26
          7.1  Controversy                                     26
          7.2  Joinder of Parties                              26

     ARTICLE 8 Insurers  27
          8.1  Insurer Not a Party                             27
          8.2  Authority of Trustee                            27
          8.3  Contract Ownership                              27
          8.4  Limitation of Liability                         27
          8.5  Change of Trustee                               27

     ARTICLE 9 Amendment and Termination                       28
          9.1  Amendment28
          9.2  Final Termination                               29

     ARTICLE 10     Miscellaneous                              30
          10.1 Taxes                                           30
          10.2 Third Persons                                   30
          10.3 Nonassignability; Nonalienation                 30
          10.4 The Plans                                       30
          10.5 Applicable Law                                  30
          10.6 Notices and Directions                          31
          10.7 Successors and Assigns                          31
          10.8 Gender and Number                               31
          10.9 Headings                                        31
          10.10     Counterparts                               31
          10.11     Beneficial Interest                        31
          10.12     Effective Date                             31









                           CERIDIAN CORPORATION
                       EMPLOYEES' BENEFIT PROTECTION
                              TRUST AGREEMENT

          This Trust Agreement is made and entered into as of December
     1, 1994, between Ceridian   Corporation, a Delaware corporation
     (the "Company"), and First Trust National Association, a national banking association with trust powers (the "Trustee").


          RECITALS

     The Company desires to establish a trust to be used in conjunction with certain agreements and plans which provide deferred or supplemental compensation to current or former employees of the Company or a Subsidiary, including such agreements or plans entered into or established after the effective date of this Trust Agreement.

     The Company desires to appoint the Trustee to act as trustee of the Trust and the Trustee desires to accept the appointment.

     The Company and the Trustee enter into this Trust Agreement to establish the Trust and to set forth their respective rights and obligations in connection with the Trust.

     Therefore, in consideration of the mutual undertakings contained in this Trust Agreement, the Company and Trustee agree as follows:








                                 ARTICLE 1
                        Description and Definition

     1.1 Name. The name of the Trust is the "Ceridian Corporation Employees' Benefit Protection Trust."

     1.2 Intentions. It is the intention of the parties that this Trust constitute an unfunded arrangement and not affect the status of the Plans as unfunded for purposes of the Code and Title I of ERISA. In addition, it is the intention of the Company and the Subsidiaries to make contributions to the Trust to provide a source of funds to assist in meeting their liabilities under the Plans, subject to the claims of the Company's and the Subsidiaries' creditors in the event of their Insolvency, until paid to Participants and their Beneficiaries in such manner and at such times as specified in the Plans.

     1.3 Irrevocability; Creditor Claims. The Trust established pursuant to this Trust Agreement is irrevocable. The principal of the Trust, and any earnings thereon, will be held separate and apart from other funds of the Company and the Subsidiaries and will be used exclusively for the uses and purposes of the Participants, Beneficiaries and general creditors of the Company and the Subsidiaries as herein set forth. The Participants and their Beneficiaries have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement are mere unsecured contractual rights of the Participants and their Beneficiaries against the Company and the Subsidiaries. Any assets held by the Trust will be subject to the claims of the Company's and the Subsidiaries' general creditors under federal and state law in the event of Insolvency.

     1.4 Additional Definitions. In addition to the definitions set forth above, for purposes hereof, unless otherwise clearly apparent from the context, the following terms have the following indicated meanings:

          (a)  "Account" has the meaning set forth in Section 2.3(a).

          (b) "Beneficiary" means one or more persons, trusts, estates or other entities, designated in accordance with a Plan, that are entitled to receive benefits under a Plan upon the death of a Participant.

          (c) "Board" means the board of directors of the Company. When this Trust Agreement provides for an action to be taken by the Board, the action may be taken by any committee or individual authorized to take such action pursuant to a proper delegation of the Company's board of directors which remains in effect at the time in question.








          (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (e) "Committee" means the administrative committee appointed by the Company's Chief Executive Officer to administer the Trust.

          (f) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          (g)  "Insolvent" has the meaning set forth in Section
     3.4(a).

          (h)  "Insolvent Entity" has the meaning set forth in Section
     3.4(a).

          (i)  "IRS" means the Internal Revenue Service.

          (j) "Participant" means a current or former employee of the Company or a Subsidiary who is a party to, or a participant under, one or more of the Plans in accordance with their terms and conditions.

          (k)  "Payment Schedule" has the meaning set forth in Section
     3.3(b).

          (l) "Plan" means any plan, program, policy or agreement pursuant to which the Company or a Subsidiary is required to provide deferred or supplemental compensation to a current or former employee which is listed on Schedule 1, as such schedule may be amended from time to time by the Board.

          (m)  "Subaccount" has the meaning set forth in Section
     2.3(b).

          (n) "Subsidiary" means any corporation that is a member of a controlled group of corporations within the meaning of Code section 414(b) that includes the Company.

          (o) "Trust" means the trust established pursuant to this Trust Agreement as amended from time to time.

          (p) "Trust Fund" means the assets held by the Trustee pursuant to the terms of this Trust Agreement and for the purposes of the Plans.

     1.5 Grantor Trust. The Trust is intended to be a "grantor trust," of which the Company and the Subsidiaries are the grantors, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, and the Trust will be construed accordingly.








     1.6 Benefits Implemented Through Trust. Simultaneously with the execution of this Trust Agreement, the Company will deliver to the Trustee true, correct and complete copies of all Plans listed on Schedule 1. If so specified on Schedule 1, benefits implemented through the Trust with respect to a Plan may be limited to any individual Participant or Beneficiary or group of Participants or Beneficiaries and to less than all of the benefits payable under the Plan. The Board may, from time to time, without the consent of the Trustee, add Plans to Schedule 1, expand the scope of Plan benefits implemented through the Trust or amend or modify any Plan listed on Schedule 1 and no such action will be deemed to be an amendment subject to Section 9.1; provided, however, that the effect of such action may not unreasonably increase the Trustee's responsibilities hereunder without the Trustee's consent. The Company will promptly deliver to the Trustee a true, correct and complete copy of any new Plan, or modifications or amendments to such Plan. Any special provisions of this Trust Agreement applicable to a specific Plan listed on Schedule 1 will be set forth on an exhibit to this Trust Agreement and in the event of any inconsistencies between the provisions of any such exhibit and the other provisions of this Trust Agreement, the provisions of the exhibit control. A Plan may be deleted from Schedule 1 by action of the Board and such action will not be deemed to be an amendment subject to
     Section 9.1 only (a) in the case of a transfer to a successor trust pursuant to Section 2.7 or (b) if the Committee establishes to the reasonable satisfaction of the Trustee that the Plan has been (1) merged with another Plan pursuant to Section 2.8, (2) assumed by (A) a Subsidiary in connection with a transaction pursuant to which it ceases to be such or (B) a successor to all or any portion of the business of the Company or a Subsidiary or
     (3) terminated but only if all liabilities to Participants and Beneficiaries pursuant to the Plan have been fully satisfied.
     Any other deletion of a Plan from Schedule 1 is an amendment subject to Section 9.1.









                                 ARTICLE 2
                          General Administration

     2.1  Committee Directions.

          (a) The Secretary or an Assistant Secretary of the Company will certify to the Trustee the names of the Committee members. Persons authorized to give directions to the Trustee on behalf of the Committee will be identified to the Trustee by written notice from the Committee, and such notice will contain specimens of the authorized signatures. The Trustee may rely on such written notice as evidence of the identity and authority of the persons appointed until a written cancellation of the appointment, or the written appointment of a successor, is received by the Trustee.

          (b) Directions by the Committee, or its delegate, to the Trustee must be in writing and signed by the Committee or persons authorized by the Committee, or may be made by such other method as is acceptable to the Trustee.

          (c) The Trustee may conclusively rely on written directions from the Committee in taking any action with respect to the Trust, including the making of payments from the Trust Fund and the investment of the Trust Fund pursuant to this Trust
     Agreement.

          (d) The Trustee may request directions from the Committee and has no duty to act if such directions are not provided by the Committee. If requested directions are not received within a reasonable time, the Trustee may, but is under no duty to, act on its own discretion to administer the Trust in accordance with this Trust Agreement and the Plans.

     2.2 Contributions. The Company and the Subsidiaries, in their sole discretion, may at any time, or from time to time, make deposits of cash or other property acceptable to the Trustee in trust with the Trustee to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. In connection with any deposit, the Committee will designate in writing to the Trustee the portion of the deposit attributable to each Account and, if applicable, Subaccount. Neither the Trustee nor any Participant or Beneficiary has any right to compel such additional deposits. The Trustee has no duty to (a) collect or enforce payment to it of any contributions, (b) require that any contributions be made, (c) compute any amount to be paid to it or
     (d) determine whether amounts paid comply with the terms of the Plans.

     2.3  Separate Accounting for Each Plan.








               a) The Trustee will maintain separate Accounts to reflect the interest of each Plan in the Trust Fund. Not less frequently than monthly, the Account of each Plan will be debited or credited, as the case may be,

                    (1) for the entire amount of every contribution received by the Trustee on behalf of such Plan, every benefit payment or expense or other charge properly allocable to such Plan and every transaction relating solely to such Plan, and

                    (2) for the Plan's equitable share of every item of allocated or accrued income, gain or loss of general expenses and other transactions allocable to the Trust Fund as a whole.

               (b) If contributions are made with respect to a Plan by the Company and one or more other Subsidiaries or two or more Subsidiaries, the Trustee will maintain within the Account with respect to the Plan separate Subaccounts to reflect the portion of the total Account balance attributable to each contributing entity.

               (c)  Except as provided in Section 2.5,

                    (1) in no event will a Plan or the Participants or Beneficiaries covered by that Plan be entitled to payments from the Trust Fund in excess of the value of the Account maintained for that Plan, and

                    (2) if Subaccounts are maintained with respect to a Plan, in no event will Participants or Beneficiaries covered by that Plan be entitled to payments pursuant to the Plan with respect to service with the Company or a Subsidiary in excess of the value of the Subaccount maintained for the Company or Subsidiary with respect to the Plan.

     2.4 Interest of Plans in Trust Fund. The Committee may specify in writing to the Trustee that all or part of a Plan's interest in the Trust Fund be held in a segregated account for the Plan and invested separately from the remainder of the Trust Fund. In such event, assets of such segregated account will be held and administered solely for that Plan. Except in cases of such segregation, the contributions received by the Trustee from the Company and the Subsidiaries with respect to all Plans will be held and administered pursuant to the terms of this Trust Agreement as a single fund without distinction between income and principal and without liability for the payment of interest thereon except as expressly provided in this Trust Agreement. During the term of this Trust, except as otherwise expressly provided in this Trust Agreement, all income received by the








     Trust, net of expenses and taxes, will be accumulated and reinvested.

     2.5  Excess Accumulations.

               (a) If the Trustee determines that the fair market value of an Account or Subaccount exceeds 125 percent of the benefit obligations accrued through the date of the determination chargeable to the Account or Subaccount, at the direction of the Committee, the Trustee will distribute to the Company or Subsidiary all or any portion of the excess.

               (b) If the Trustee determines that the fair market value of an Account or Subaccount exceeds 125 percent of the benefit obligations accrued through the date of the determination chargeable to the Account or Subaccount, at the direction of the Committee or pursuant to Section 3.3(d)(2), the Trustee will transfer all or any portion of the excess to another Account or another Subaccount maintained for the same entity.

               (c) For purposes of this section the value of benefit obligations as of a given date is,

                    (1) in the case of a Plan which is a defined contribution plan, the aggregate balance the accounts of all Participants and Beneficiaries as of the most recent Plan valuation date, and

                    (2) in the case of a Plan which is a defined benefit plan, the present value (based on actuarial assumptions determined by the Trustee to be reasonable) of Plan benefits based on service, compensation and other appropriate factors as of the determination date and applying the provisions of the Plan then in effect.

     2.6 Substitution. Notwithstanding any provision of any Plan or this Trust Agreement to the contrary, the Company or any Subsidiary that has made contributions to the Trust has the power to reacquire the Trust Fund by substituting readily marketable securities (other than a security issued by the Company or any Subsidiary) acceptable to the Trustee and/or cash of an equivalent fair market value and such other property will, following such substitution, constitute the Trust Fund.

     2.7 Transfer to Successor Trust. The Company, by written direction delivered to the Trustee, may direct the withdrawal and transfer of assets constituting all or a part of the interest of a Plan in the Trust Fund to a successor trust, which may be the Trustee acting under a separate trust agreement. The Trustee will be required to effect the direction only if it determines that (a) the trustee of the successor trust would qualify to act as a successor trustee of the Trust pursuant to Section 6.2 and
     (b) the transfer could not reasonably be expected to result in
     (1) any material decrease in the rights of Participants and Beneficiaries or (2) Participants and/or Beneficiaries being taxed on benefits under a Plan or successor plan in a year other than the year of actual receipt of benefits. The Trustee will make the transfer as soon as practicable after making such determination, either in cash, or at the direction of the Committee, in other property or partly in cash and partly in other property.

     2.8 Merger or Split-up of Plans. If two or more Plans are merged into a single Plan, or if a Plan is divided into two or more Plans, the resulting Plan or Plans will continue to participate in this Trust unless the Company directs the Trustee to make a transfer of assets with respect to such Plan or Plans to a successor trust pursuant to Section 2.7. The Trustee will make such adjustments of the Accounts or Subaccounts as are appropriate to reflect any such merger or split-up of Plans.








                                 ARTICLE 3
                       Duties and Powers of Trustee

     3.1 General Responsibility. The general responsibilities of the Trustee are as follows:

               (a) Except as expressly otherwise provided in this Trust Agreement, the Trustee has exclusive authority and discretion to manage and control the assets comprising the Trust Fund.

               (b) The Trustee will hold, administer, invest and reinvest, and disburse the Trust Fund in accordance with the powers and subject to the restrictions stated in this Trust Agreement. Investments will be consistent with any funding policy communicated to the Trustee in writing by the Committee. The Trustee may rely on the latest such communication received by it without further inquiry or verification.

               (c) The Trustee will disburse monies and other properties from the Trust Fund in accordance with the terms of this Trust Agreement. The Trustee is not liable for any distribution made by it pursuant to such directions and has no duty to make inquiry as to whether any distribution made by it pursuant to any such direction is made pursuant to the provisions of the Plans. The receipt by the payee will constitute a full acquittance to the Trustee.

               (d) The Trustee has the responsibilities, if any, expressly allocated to it by the Plans. Except as responsibilities may be expressly so allocated, the Trustee, in its capacity as such, has no responsibility or authority with respect to the operation and administration of the Plans, and the rights, powers, and duties of the Trustee are governed solely by the terms of this Agreement without reference to the provisions of the Plans.

               (e) The Trustee will reimburse the Company from the Trust Fund for expenses incurred by the Company or any employee or agent thereof in connection with the administration of the Plans upon its receipt of written statements therefor in form acceptable to the Trustee.

     3.2 General Powers. The Trustee has, without exclusion, all powers conferred on the Trustee by applicable law, unless otherwise expressly provided in this Trust Agreement, and all rights associated with the Trust Fund will be exercised by the Trustee or the person designated by the Trustee, and in no event by Participants or Beneficiaries. Except as otherwise expressly provided in this Trust Agreement, the Trustee has exclusive authority and discretion to invest and reinvest the principal and income of the Trust Fund in real or personal property of any kind and will do so with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Trustee will diversify the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. The Trustee is not limited by the laws of any state proscribing or limiting the investment of trust funds by corporate or individual trustees in or to certain kinds, types, or classes of investments or limiting the value or proportion of the trust assets that may be invested in any one property or kind, type, or class of investment. Without limiting the generality of the foregoing, investments and reinvestments are also subject to the following:

               (a) To invest and reinvest the Trust Fund, together with the income therefrom, in common stock, preferred stock, convertible preferred stock, mutual funds, bonds, debentures, convertible debentures and bonds, mortgages, notes, time certificates of deposit, commercial paper and other evidences of indebtedness (including those issued by the Trustee or any of its affiliates), financial futures contracts, other securities, policies of life insurance, annuity contracts, options to buy or sell securities or other assets, and other property of any kind (personal, real, or mixed, and tangible or intangible); provided, however, that in no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company or the Subsidiaries, other than a de minimis amount held in common investment vehicles in which the Trustee invests.

               (b) To hold securities and other properties in bearer form or in the name of a nominee or nominees without disclosing any fiduciary relationship; provided, however, that on the books and records of the Trustee such securities and properties will constantly be shown to be a part of the Trust Fund, and no such registration or holding by the Trustee relieves it from liability for the safe custody and proper disposition of such securities and properties in accordance with the terms and provisions of this Trust Agreement.

               (c) To sell, grant options to buy, transfer, assign, convey, exchange, mortgage, pledge, lease or otherwise dispose of any of the properties comprising the Trust Fund at such prices and on such terms and in such manner as it may deem proper, and for terms within or extending beyond the duration of the Trust.








               (d) To manage, administer, operate, lease for any number of years, regardless of any restrictions on leases made by fiduciaries, develop, improve, repair, alter, demolish, mortgage, pledge, grant options with respect to, or otherwise deal with any real property or interest therein at any time held by it; and to cause to be formed a corporation or trust to hold title to any such real property with such powers, all upon such terms and conditions as may be deemed advisable.

               (e) To renew or extend or participate in the renewal or extension of any note, bond or other evidence of indebtedness, or any other contract or lease, or to exchange the same, or to agree to a reduction in the rate of interest or rent thereon or to any other modification or change in the terms thereof, or of the security therefor, or any guaranty thereof, in any manner and to any extent that it may deem advisable in its absolute discretion; to waive any default, whether in the performance of any covenant or condition of any such note, bond or other evidence of indebtedness, or any other contract or lease, or of the security therefor, and to carry the same past due or to enforce any such default as it may in its absolute discretion deem advisable; to exercise and enforce any and all rights to foreclose, to bid in property on foreclosure; to exercise and enforce in any action, suit, or proceeding at law or in equity any rights or remedies in respect to any such note, bond or other evidence of indebtedness, or any other contract or lease, or the security therefor; to pay, compromise, and discharge with the funds of the Trust Fund any and all liens, charges, or encumbrances upon the same, in its absolute discretion, and to make, execute, and deliver any and all instruments, contracts, or agreements necessary or proper for the accomplishment of any of the foregoing powers.

               (f) To borrow such sums of money for the benefit of the Trust Fund from any lender upon such terms, for such period of time, at such rates of interest, and upon giving such collateral as it may determine; to secure any loan so made by pledge or mortgage of the trust property; and to renew existing loans.

               (g) To use the assets of the Trust Fund, whether principal or income, for the purpose of improving, maintaining, or protecting property acquired by the Trust Fund, and to pay, compromise, and discharge with the assets of the Trust Fund any and all liens, charges, or encumbrances at any time upon the same.

               (h) To hold uninvested such cash funds as may appear reasonably necessary to meet the anticipated cash requirements of the Plans from time to time and to deposit the same or any part thereof, either separately or together with other trust funds under the control of the Trustee, in its own deposit department or to deposit the same in its name as Trustee in such other depositories as it may select.

               (i) To receive, collect, and give receipts for every item of income or principal of the Trust Fund.

               (j) To institute, prosecute, maintain, or defend any proceeding at law or in equity concerning the Trust Fund or the assets thereof, at the sole cost and expense of the Trust Fund, and to compromise, settle, and adjust any claims and liabilities asserted against or in favor of the Trust Fund or of the Trustee; but the Trustee is under no duty or obligation to institute, maintain, or defend any action, suit, or other legal proceeding unless it has been indemnified to its satisfaction against any and all loss, cost, expense, and liability it may sustain or anticipate by reason thereof.

               (k)  To vote all stocks and to exercise all rights
          incident to the ownership     of stocks, bonds, or other
          securities or properties held in the Trust Fund and to issue proxies to vote such stocks; to enter into voting trusts for such period and upon such terms as it may determine; to give general or special proxies or powers of attorney, with or without substitution; to sell or exercise any and all subscription rights and conversion privileges; to sell or retain any and all stock dividends; to oppose, consent to, or join in any plan of reorganization, readjustment, merger, or consolidation in respect to any corporation whose stocks, bonds, or other securities are a part of the Trust Fund, including becoming a member of any stockholders' or bondholders' committee; to accept and hold any new securities issued pursuant to any plan of reorganization, readjustment, merger, consolidation, or liquidation; to pay any assessments on stocks or securities or to relinquish the same; and to otherwise exercise any and all rights and powers to deal in and with the securities and properties held in the Trust Fund in the same manner and to the same extent as any individual owner and holder thereof might do.

               (l) To make application for any contract issued by an insurance company to be purchased under a Plan, to accept and hold any such contract, and to assign and deliver any such contract.

               (m) To lend any securities or security from time to time constituting a part of the Trust Fund in exchange for such consideration and upon such terms and conditions as the Trustee deems appropriate. In any such transaction the








          Trustee may transfer legal title to the securities being loaned to the obligor, and may permit the obligor to return to the Trust Fund securities that are identical (but not necessarily evidenced by the same certificates) to those transferred to it by the Trustee under this Trust Agreement.

               (n) To employ such agents, experts, counsel, and other persons (any of whom may also be employed by or represent the Company or a Subsidiary) deemed by the Trustee to be necessary or proper for the administration of the Trust; to rely and act on information and advice furnished by such agents, experts, counsel, and other persons; and to pay their reasonable expenses and compensation for services to the Trust from the Trust Fund.

               (o) To pay out of the Trust Fund all real and personal property taxes, income taxes, and other taxes of any and all kinds levied or, assessed under existing or future laws against the Trust Fund, without any approval or direction of the Committee.

               (p) To pay any estate, inheritance, income, or other tax, charge, or assessment attributable to any benefit which, in the Trustee's opinion, it is or may be required to pay out of such benefit; and to require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Trustee deems necessary for its protection.

               (q) To retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery thereof until final adjudication is made by a court of competent jurisdiction.

               (r) To serve not only as Trustee but also in any other capacity with respect to the Plans pursuant to such agreements or practices as the Trustee considers necessary or appropriate under the circumstances.

               (s) To participate in and use the Federal Book-entry Account System (a service provided by the Federal Reserve Bank for its member banks for deposit of Treasury securities), or to use the Depository Trust Company, Midwest Trust Company or other generally accepted central depositories.

               (t) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted to the Trustee.








               (u) To bring action before any court of competent jurisdiction for instructions with respect to any matter pertaining to the interpretation of this Trust Agreement or the administration of the Trust Fund.

     Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee has no power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

     3.3  Distributions.

               (a) The establishment of the Trust and the payment or delivery to the Trustee of money or other property does not vest in any Participant or Beneficiary any right, title or interest in and to any of the assets comprising the Trust Fund. To the extent that any Participant or Beneficiary acquires the right to receive payments under any of the Plans, such right is no greater than the right of an unsecured general creditor of the Company or the Subsidiary that is obligated to make the payments pursuant to the terms of the Plan in question and such Participant or Beneficiary will have only the unsecured promise of the Company or Subsidiary that such payments will be made.

               (b) Concurrent with the establishment of this Trust, the Company will deliver to the Trustee a schedule (the "Payment Schedule") that specifies (1) the benefit payable in respect of each Participant (and his or her Beneficiaries) on a Plan by Plan basis, the formula or formulas or other instructions acceptable to the Trustee for determining the amounts so payable, (2) the form in which such amount is to be paid (as provided for or available under the applicable Plans), (3) the time of commencement for payment of such amounts and (4) the Account and, if applicable, the Subaccount to which the benefit is chargeable. If the Payment Schedule indicates that benefits are payable following the occurrence of a contingent event (e.g., death or termination of employment), the Company will provide the Trustee with notice of the occurrence of such event within three business days after the Company has knowledge thereof. The Company will update the Payment Schedule on at least a monthly basis. The Company will also update the Payment Schedule at any other time within three business days after the Trustee submits a written request to the Company for an update. The Trustee will make payments to the Participants and their Beneficiaries in accordance with such Payment Schedule. If, however, a Participant or Beneficiary submits to the Trustee a written claim which establishes to the Trustee's reasonable satisfaction that the Payment Schedule specifies or is based on incorrect information or is not consistent with the Plan, the Trustee may review any information provided to it by the Company, the Participant or Beneficiary or any other person and adjust the benefit as appropriate on the basis of such information. The Trustee has discretionary power and authority to construe, interpret and apply the terms of the Plan and to remedy any ambiguities in connection with such review and adjustment. The Trustee will promptly notify the Committee of any such written claim.

               (c) The Trustee may make any distribution required to be made by it hereunder by delivering:

                    (1) Its check payable to the person to whom such distribution is to be made, to the person; or

                    (2)  Its check payable to an insurer for the
               benefit of such person, to the insurer; or

                    (3) Contracts held on the life of the Participant to whom or with respect to whom the distribution is being made, to the Participant or Beneficiary; or

                    (4) If a distribution is being made, in whole or in part, of other assets, assignments or other appropriate documents or certificates necessary to effect a transfer of title, to the Participant or Beneficiary.

          Payments by the Trustee will be delivered or mailed to addresses supplied by the Committee and the Trustee may rely on such addresses unless it has actual knowledge of a change.

               (d) (If the Trustee determines that the balance of any Account or, if applicable, Subaccount is not sufficient or is not expected to be sufficient to make benefit payments that are then either due or expected to become due within 90 days after the determination (the "expected short-term benefit obligations"), the Trustee will promptly provide written notice to the Committee of the deficiency or expected deficiency. Only one such notice is required with respect to any continuous period of deficiency. Upon receipt of such notice, the Committee will promptly take one or both of the following steps.

                    (1) The Committee may cause the Company or a Subsidiary to make an additional contribution to the Trust attributable to the Account or Subaccount.








                    (2) The Committee may instruct the Trustee in writing that the Company or Subsidiary intends to make benefit payments directly pursuant to Section 3.3(e), in which case the Trustee will make a transfer to the deficient Account or Subaccount pursuant to Section 2.5(b) if such a transfer may then be made.

          During any period in which the balance of the Account or Subaccount is not sufficient or is not expected to be sufficient to satisfy the expected short-term benefit obligations, each benefit payment from the Trust Fund chargeable to the Account or Subaccount will be reduced on a pro rata basis to reflect the deficiency. The Company or Subsidiary, as the case may be, will make the balance of each such payment as it falls due.

               (e) The Company and the Subsidiaries may make payment of benefits directly to Participants or their Beneficiaries as they become due under the terms of the Plans. The Company and the Subsidiaries will notify the Trustee of their decision to make payment of benefits directly not less than three business days prior to the time amounts are payable to Participants or their Beneficiaries.

               (f) Notwithstanding anything contained in this Trust Agreement to the contrary, if at any time the Trust is finally determined by the IRS not to be a "grantor trust" with the result that the income of the Trust Fund is not treated as income of the Company or the Subsidiaries pursuant to Code sections 671 through 679, or if a tax is finally determined by the IRS to be payable by one or more Participants or Beneficiaries with respect to any interest in the Plans or the Trust Fund prior to payment of such interest to such Participant or Beneficiary, then (1) the Trust will immediately terminate, (2) the Trustee will immediately determine each Participant's share of the Trust Fund in accordance with the Plans, and (3) the Trustee will immediately distribute such share in a lump sum to each Participant or Beneficiary entitled thereto, regardless of whether such Participant's employment has terminated and regardless of form and time of payments specified in or pursuant to the Plans. Any remaining assets (less any expenses or costs due under Sections 3.2(n) and 5.1 of this Trust Agreement) will then be paid by the Trustee to the Company and the Subsidiaries in such amounts, and in the manner instructed by the Committee.

               (g) The Trustee will make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans or this Trust Agreement and will pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company and the Subsidiaries.

     3.4  Trustee Responsibility Regarding Payments on Insolvency.

               (a) The Trustee will cease payment of benefits to Participants and their Beneficiaries attributable to a particular entity under the terms of a Plan if the entity is Insolvent (the "Insolvent Entity"). The Insolvent Entity will be considered "Insolvent" for purposes of this Trust Agreement if:

                    (1) the Insolvent Entity is unable to pay its debts as they become due, or

                    (2) the Insolvent Entity is subject to a pending proceeding as a debtor under the United States
               Bankruptcy Code.

          For purposes of this Section 3.4, if an entity is determined to be Insolvent, each Subsidiary in which such entity has an equity interest will also be deemed to be an Insolvent Entity. However, the insolvency of a subsidiary will not cause a parent corporation to be deemed Insolvent.

               (b) At all times during the continuance of this Trust, as provided in Section 1.3 above, the principal and income of the Trust will be subject to claims of the general creditors of the Company and its Subsidiaries under federal and state law as set forth below:

                    (1) The board of directors of the Company and the president of the Company have the nondelegable duty to inform the Trustee in writing of the Company's or any Subsidiary's Insolvency. If a person claiming to be a creditor of the Company or any Subsidiary alleges in writing to the Trustee that the Company or any Subsidiary has become Insolvent, the Trustee will determine whether the Company or any Subsidiary is Insolvent and, pending such determination, the Trustee will discontinue payment of benefits to the Participants or their Beneficiaries attributable to the Insolvent Entity. The Trustee may conclusively rely on any determination it receives from the board of directors of the Company or the president of the Company with respect to the Insolvency of the Company or any Subsidiary.

                    (2) Unless the Trustee has actual knowledge of the Company's or a Subsidiary's Insolvency, or has received notice from the Company, a Subsidiary, or a person claiming to be a creditor alleging that the Company or a Subsidiary is Insolvent, the Trustee has no duty to inquire whether the Company or any Subsidiary is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's or any Subsidiary's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's or any Subsidiary's solvency. In this regard, the Trustee may rely upon a letter from the Company's or a Subsidiary's auditors as to the Company's or any Subsidiary's financial status.

                    (3) If at any time the Trustee has determined that the Company or any Subsidiary is Insolvent, the Trustee will discontinue payments to Participants or their Beneficiaries attributable to the Insolvent Entity, and will hold the portion of the assets of the Trust allocable to the Insolvent Entity for the benefit of the Insolvent Entity's general creditors. Nothing in this Trust Agreement in any way diminishes any rights of Participants or their Beneficiaries to pursue their rights as general creditors of the Insolvent Entity with respect to benefits due under the Plans or otherwise.

                    (4)  The Trustee will resume the payment of
               benefits to Participants or their Beneficiaries in accordance with this Article 3 of this Trust Agreement only after the Trustee has determined that the alleged Insolvent Entity is not Insolvent (or is no longer Insolvent).

               (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3.4(b) hereof and subsequently resumes such payments, the first payment following such discontinuance will include the aggregate amount of all payments due to Participants or their Beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their Beneficiaries by the Company or any Subsidiary in lieu of the payments provided for hereunder during any such period of discontinuance.

     3.5 Records. The Trustee will maintain accurate records and detailed accounts of all investments, receipts, disbursements and other transactions hereunder. Such records will be available at all reasonable times for inspection by the Company and Subsidiaries or their authorized representative. The Trustee, at the direction of the Committee, will submit to the Committee and to any insurer such valuations, reports or other information as the Committee may reasonably require and, in the absence of fraud or bad faith, the valuation of the Trust Fund by the Trustee will be conclusive.

     3.6  Quarterly Accounting; Final Accounting.

               (a) Within 45 days following the last day of each calendar quarter and within 45 days after the removal or resignation of the Trustee or the termination of the Trust, the Trustee will file with the Committee a written accounting setting forth in the aggregate and for each Account and Subaccount a description of all assets purchased and sold, all receipts, disbursements and other transactions effected by it during the three-month period then ending or, in the case of removal, resignation or termination, since the previous quarter end, and listing the assets held in the Trust Fund as of the last day of the period and indicating the cost and market values of each such asset.

               (b) The Committee may approve such accounting either by written notice of approval delivered to the Trustee or by its failure to express written objection to such accounting delivered to the Trustee within 90 days after the date of which such account was delivered to the Committee.

               (c) The approval by the Committee of an accounting is binding as to all matters covered by the accounting, other than matters which the Committee could not reasonably determine to be in error, on all parties to this Trust Agreement and on all Participants and Beneficiaries, to the same extent as if such accounting had been settled by a judgment or decree of a court of competent jurisdiction in which the Trustee, the Committee, the Company, the Subsidiaries and all persons having or claiming any interest in any Plan or Trust Fund were made parties.

               (d) Despite the foregoing, nothing contained in this Trust Agreement deprives the Trustee of the right to have an accounting judicially settled, if the Trustee, in the Trustee's sole discretion, desires such a settlement.

     3.7 Valuation. The Trustee will determine the fair market value of assets comprising the Trust Fund based upon such sources of information as it may deem reliable, including, but not limited to, stock market quotations, statistical evaluation services, newspapers of general circulation, financial publications, advice from investment counselors, brokerage firms or insurance companies, or any combination of sources. The Trustee may take whatever action it deems reasonable, including employment of attorneys, appraisers, life insurance companies or other professionals, the expense of which will be an expense of administration of the Trust Fund payable by the Company and the








     Subsidiaries. The Trustee may rely upon information from the Company and the Subsidiaries, the Committee, appraisers or other sources.

     3.7 Delegation of Duties. The Company, a Subsidiary or the Committee, or any or all of them, may at any time employ the Trustee as its/their agent to perform any act, keep any records or accounts and make any computations that are required of the Company, any Subsidiary or the Committee by this Trust Agreement or the Plans. The Trustee may be compensated for such employment and such employment will not be deemed to be contrary to the Trust. Nothing done by the Trustee as such agent changes or increases its responsibility or liability as Trustee hereunder.

                                 ARTICLE 4
                           Directed Investments

     4.1 Appointment of Insurance Company as Investment Manager. The Committee may appoint one or more insurance companies to serve as an investment manager. The appointment of any such investment manager and investment of the Trust Fund pursuant to such appointment are subject to the provisions of this Section 4.1, notwithstanding any other provisions of this Trust Agreement to the contrary:

               (a) Written notice of each such appointment will be given to the Trustee a reasonable time in advance of the effective date of the appointment.

               (b) The Committee will determine the terms of each contract to be entered into between such insurance company and the Trustee (including any agreement or agreements supplemental thereto) pursuant to which investment management services are to be performed by the insurance company. On written direction of the Committee, the Trustee will make application for each such contract and will hold the contract as an asset of the Trust Fund.

               (c) The Trustee will pay such premiums to the insurance company pursuant to such contract as may be directed in writing by the Committee.

               (d) Except as otherwise agreed in writing by the Trustee and the Retirement Committee, the Trustee will take only such actions as contractholder of such contract as may be directed in writing by the Committee.

               (e) Any direction by the Committee with respect to such contract will be complete as to the terms with respect thereto, it being intended that the Trustee will have no discretion whatsoever with respect to the provisions of such contract or actions taken pursuant thereto.









     4.2  Appointment of Investment Adviser as Investment Manager.
     The Committee may appoint one or more parties that are registered as investment advisers under the Investment Advisers Act of 1940 to serve as an investment manager. The appointment of any such investment manager and investment of the Trust Fund pursuant to such appointment are subject to the provisions of this
     Section 4.2, notwithstanding any other provisions of this Agreement to the contrary:

               (a) Written notice of each such appointment will be given to the Trustee a reasonable time in advance of the effective date of the appointment. The notice will state what portion of the Trust Fund is to be invested by the investment manager and will direct the Trustee to segregate such portion of the Trust Fund into a separate account for the investment manager. Each such separate account is referred to in this section as an Investment Account.

               (b) There will be a written agreement between the Committee and each investment manager. The Trustee will receive a copy of each such agreement and all amendments thereto and will give written acknowledgement of receipt of same. Alternately, the Committee may direct the Trustee to enter into such agreement and any ancillary agreements that the Committee determines to be necessary or appropriate. Each agreement with an investment manager will provide that:

                    (1) All directions given by an investment manager to the Trustee will be in writing, signed by an officer or partner of the investment manager or by such other person as may be designated in writing by the investment manager; provided that the Trustee will accept oral directions for the purchase or sale of securities, which will be confirmed by such authorized personnel of the investment manager in writing;

                    (2)  In all events the Trustee, or an agent
               thereof, is to retain physical custody of or title to all assets included in an Investment Account; and

                    (3)  The Committee, by written notice to the
               investment manager and the Trustee, may modify or terminate the authority of the investment manager.

               (c) Payment of the cost of the acquisition, sale, or exchange of any security or other property for an Investment Account will be charged to that Investment Account unless the agreement between the Committee and investment manager provides otherwise.








               (d) So long as the appointment of an investment manager is in effect, the investment manager has full power and authority to direct the Trustee as to, and full responsibility for, investment of its Investment Account and for the retention and disposition of any assets in its Investment Account. Subject to any limitations in the agreement between the Committee and the investment manager, the investment manager has the same investment discretion as is accorded the Trustee under Section 3.2. The Trustee may invest any portion of an Investment Account that would otherwise be held in cash but has no obligation to do so.

               (e) Unless the written agreement between the Committee and investment manager expressly provides to the contrary, the Trustee has voting power with respect to all stocks and other securities in the Investment Account.

               (f) The Trustee will make available to an investment manager copies of or extracts from such portions of its accounts, books, or records relating to the Investment Account of such investment manager as the Trustee may deem necessary or appropriate in connection with the exercise of the investment manager's function, or as the Committee may direct.

               (g) All charges (other than those covered in Section 4.2(c) above) against each Investment Account will be made in such proportions as the Committee may direct from time to time.

               (h) If the authority of an investment manager is terminated and a successor investment manager is not appointed, the assets held in its Investment Account may or may not continue to be segregated as the Trustee may determine. Until receipt of written notice of the termination of the authority of an investment manager, the Trustee will be fully protected in assuming the continuing authority of such investment manager.

               (i) Any direction by an investment manager will be complete as to the terms with respect thereto, it being intended that the Trustee has no obligation whatsoever to invest or otherwise manage any asset of an Investment Account.

     4.3 Directions of Committee. The Committee may direct the Trustee as to the investment and reinvestment of all or a part of the Trust Fund, subject to the following provisions of this
     Section 4.3, notwithstanding any other provisions of this Trust Agreement to the contrary:








               (a) Written notice of each such appointment will be given to the Trustee a reasonable time in advance of the effective date of the appointment. Such notice will state what portion of the Trust Fund is to be invested by the Committee and will direct the Trustee to segregate such portion of the Trust Fund into a separate account for the Committee. Each such separate account is referred to in this section as a Committee Account.

               (b) All directions given by the Committee to the Trustee will be in writing, signed by the duly authorized person or persons; provided that the Trustee will accept oral directions for the purchase or sale of securities which must be confirmed by such authorized personnel in writing.

               (c) In all events the Trustee or an agent thereof is to retain physical custody of or title to all assets comprising a Committee Account.

               (d) Payment of the cost of the acquisition, sale, or exchange of any security for a Committee Account will be charged to such Account.

               (e) The Committee has full power and authority to direct the Trustee as to, and full responsibility for, investment of each Committee Account and for the retention and disposition of any assets at any time included in each Committee Account. The Committee has the same investment discretion as is accorded the Trustee under Section 3.2 of this Agreement. The Trustee may invest any portion of a Committee Account that would otherwise be held in cash but has no obligation to do so.

               (f) The Trustee has the voting power with respect to all stocks and other securities in a Committee Account except to the extent written directions by the Committee to the Trustee grant voting power to the Committee.

               (g) The Trustee will make available to the Committee copies of or extracts from such portions of its accounts, books, or records relating to any Committee Account as the Committee may direct.

               (h) All charges (other than those covered in Section 4.3(d) above) against each Committee Account will be made in such proportions as the Committee may direct from time to time.

               (i) Any direction by the Committee be complete as to its terms, it being intended that the Trustee will have no obligation whatsoever to invest or otherwise manage any asset of a Committee Account.









                                 ARTICLE 5
                       Compensation, Indemnification

     5.1 Compensation and Expenses. The Trustee is entitled to receive such reasonable compensation for its services as Trustee or in any other capacity in connection with the Plans as agreed upon by the Trustee and the Company. The Trustee is entitled to reimbursement for all reasonable and necessary costs, expenses and disbursements incurred by it in connection with the performance of such services. Such compensation and reimbursement will be charged to and paid out of the Trust Fund as an administrative expense but if not so paid or if the Committee so specifies, will be paid directly by the Company and Subsidiaries in such proportions as the Committee determines.

     5.2  Indemnification.

               (a) The Company and the Subsidiaries will indemnify and hold the Trustee harmless from and against all liability, loss, cost or reasonable expense (including reasonable attorneys' fees) to which it may be subject by reason of its execution of its duties under this Trust Agreement, or by reason of any acts taken in good faith in accordance with any directions, or acts omitted in good faith due to absence of directions, from the Company, the Committee or a Participant, unless such liability, loss, cost or expense is due to the Trustee's negligence or misconduct. The indemnity described herein is provided jointly and severally by the Company and the Subsidiaries.

               (b) In the event that the Trustee is named as a defendant in a lawsuit or proceeding involving one or more of the Plans or the Trust Fund, the Trustee will be entitled to receive on a current basis the indemnity payments provided for in this section; provided, however, that, if the final judgment entered in the lawsuit or proceeding holds that the Trustee is guilty with respect to the Trust Fund of negligence or misconduct, the Trustee must refund the indemnity payments that it has received to the extent such payments are attributable to liability, loss, cost or expense due to such negligence or misconduct.

               (c) All releases and indemnities provided in this Trust Agreement survive the termination of this Trust
          Agreement.








                                 ARTICLE 6
                     Resignation or Removal of Trustee

     6.1 Resignation; Removal. The Trustee may resign at any time by written notice to the Committee. The resignation will be effective 180 days after the Company's receipt of such notice unless the Company and the Trustee agree otherwise. The Trustee may be removed by the Company on 60 days notice or upon shorter notice accepted by the Trustee.

     6.2 Successor Trustee. If the Trustee resigns or is removed, a successor will be appointed, in accordance with this section, by the effective date of the resignation or removal under Section
     6.1 above. The successor must (a) be a bank (or a trust company wholly owned by a bank) (b) be among the 100 largest banks in the United States as measured by deposits and (c) have a rating of "B/C" or greater based on the most current rating from Keefe, Bruyett & Woods ("KB&W") or its successor, or if KB&W or its successor should cease to publish ratings, then a short-term debt rating from Moody's of "P-1," or greater, or from Standard and Poor's of "A-1." If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding will be allowed as administrative expenses of the Trust.

     6.3 Settlement of Accounts. Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets comprising the Trust Fund will subsequently be transferred to the successor Trustee. The transfer must be completed within 90 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit. Upon the transfer of the assets, the successor Trustee will succeed to all of the powers and duties given to the Trustee in this Trust Agreement. The resigning or removed Trustee will render to the Committee an accounting in the form and manner and at the time prescribed in
     Section 3.6.








                                 SECTION 7
                       Controversies, Legal Actions

     7.1 Controversy. If any controversy arises with respect to the Trust, the Trustee will act as it deems advisable, whether by legal proceedings, compromise or otherwise. The Trustee may retain the funds or property involved without liability pending settlement of the controversy. The Trustee is under no obligation to take any legal action of whatever nature unless there is sufficient property in the Trust to indemnify the Trustee with respect to any expenses or losses to which it may be subjected.

     7.2 Joinder of Parties. In any action or other judicial proceedings affecting the Trust, it will be necessary to join as parties the Trustee, the Committee, the Company and the Subsidiaries. No Participant, Beneficiary or other person is entitled to any notice or service of process. Any judgment entered in such a proceeding or action will be binding on all persons claiming under the Trust. Nothing in this Trust Agreement is to be construed in a way that deprives a Participant or Beneficiary of his or her right to seek adjudication of his or her rights by administrative process or by a court of competent jurisdiction.








                                 ARTICLE 8
                                 Insurers

     8.1 Insurer Not a Party. No insurer will be deemed to be a party to the Trust and an insurer's obligations will be measured and determined solely by the terms of contracts and other agreements executed by it.

     8.2 Authority of Trustee. An insurer must accept the signature of the Trustee to any documents or papers executed in connection with any insurance contracts or agreements ancillary or supplemental thereto. The signature of the Trustee is conclusive proof to the insurer that the person on whose life an application is being made is eligible to have a contract issued on his or her life and is eligible for a contract of the type and amount requested.

     8.3 Contract Ownership. An insurer will deal with the Trustee as the sole and absolute owner of any insurance contracts and has no obligation to inquire whether any action or failure to act on the part of the Trustee is in accordance with or authorized by the terms of the Plans or this Trust Agreement.

     8.4 Limitation of Liability. An insurer will be fully discharged from any and all liability for any action taken or any amount paid in accordance with the direction of the Trustee and has no obligation to see to the proper application of the amounts so paid. An insurer has no liability for the operation of the Trust or the Plans, whether or not in accordance with their terms and provisions.

     8.5 Change of Trustee. An insurer will be fully discharged from any and all liability for dealing with a party or parties indicated on its records to be the Trustee until such time as it receives at its home office written notice of the appointment and qualification of a successor Trustee.








                                 ARTICLE 9
                        Amendment and Termination.

     9.1 Amendment. Subject to the limitations set forth in this section, this Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Any amendment, change or modification is subject to the following rules:

               (a) General Rule. Subject to Sections 9.1(b) and (c) below, this Trust Agreement may be amended:

                    (1) By the Company and the Trustee, provided, however, that if an amendment would in any way adversely affect the rights created by the Plans or this Trust Agreement of any Participant or Beneficiary in the Trust Fund, each and every Participant and Beneficiary whose rights in the Trust Fund would be adversely affected must consent to the amendment before this Trust Agreement may be so amended; and

                    (2) By the Company and the Trustee as may be necessary to comply with laws which would otherwise render the Trust void, voidable or invalid in whole or in part.

               (b) Limitation. Notwithstanding that an amendment may be permissible under Section 9.1(a) above, this Trust
          Agreement may not be amended by an amendment that would:

                    (1) Cause any of the assets of the Trust to be used for or diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries as set forth in the Plans, except as is required to satisfy the claims of the Company's or a Subsidiary's general creditors; or

                    (2) Be inconsistent with the terms of any Plan, including the terms of any Plan regarding termination, amendment or modification of the Plan.

               (c) Writing and Consent. Any amendment to this Trust Agreement must be set forth in writing and signed by the Company and the Trustee and, if consent of any Participant or Beneficiary is required under Section 9.1(a), the Participant or Beneficiary whose consent is required. Any amendment may be current, retroactive or prospective, in each case as provided therein.

               (d) Taxation. This Trust Agreement may not be amended, altered, changed or modified in a manner that would cause the Participants and/or Beneficiaries under any Plan to be taxed on the benefits under any Plan in a year other than the year of actual receipt of benefits.

     9.2 Final Termination. The Trust will not terminate until the date on which Participants and their Beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. Upon termination of the Trust, any assets remaining in the Trust will be returned to the Company and the Subsidiaries. Such remaining assets will be paid by the Trustee to the Company and the Subsidiaries in such amounts and in the manner instructed by the Committee, whereupon the Trustee will be released and discharged from all obligations hereunder. From and after the date of termination and until final distribution of the Trust Fund, the Trustee will continue to have all of the powers provided herein as are necessary or expedient for the orderly liquidation and distribution of the Trust Fund.








                                ARTICLE 10
                               Miscellaneous

     10.1 Taxes. The Company and the Subsidiaries will from time to time pay taxes of any and all kinds whatsoever that at any time are lawfully levied or assessed upon or become payable in respect of the Trust Fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent that any taxes lawfully levied or assessed upon the Trust Fund are not paid by the Company and the Subsidiaries, the Trustee has the power to pay such taxes out of the Trust Fund and must seek reimbursement from the Company and the Subsidiaries. Prior to making any payment, the Trustee may require such releases or other documents from any lawful taxing authority as it deems necessary. The Trustee will contest the validity of taxes in any manner deemed appropriate by the Company or its counsel, but at the Company's and the Subsidiaries' expense, and only if it has received an indemnity bond or other security satisfactory to it to pay any such expenses. The Trustee (a) will not be liable for any nonpayment of tax when it distributes an interest hereunder on directions from the Committee and (b) has no obligation to prepare or file any tax return on behalf of the Trust Fund, any such return being the sole responsibility of the Company and Subsidiaries. The Trustee will cooperate with the Committee in connection with the preparation and filing of any such return.

     10.2 Third Persons. All persons dealing with the Trustee are released from inquiring into the decisions or authority of the Trustee and from seeing to the application of any moneys, securities or other property paid or delivered to the Trustee.

     10.3 Nonassignability; Nonalienation. Benefits payable to Participants and their Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.
     10.4 The Plans. The Trust and the Plans are parts of a single, integrated employee benefit plan system and will be construed together. In the event of any conflict between the terms of this Trust Agreement and the agreements that constitute the Plans, such conflict will be resolved in favor of this Trust Agreement.

     10.5 Applicable Law. Except to the extent, if any, preempted by ERISA, all questions arising in connection with this Trust Agreement, including, without limitation, those pertaining to construction, validity, effect, enforcement and remedies, will be determined in accordance with the internal, substantive laws of the State of Minnesota without regard to the conflict of law principles of the State of Minnesota or of any other jurisdiction. Any provision of this Trust Agreement prohibited by law are ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     10.6 Notices and Directions. Whenever a notice or direction is given by the Committee to the Trustee, it will be in the form required by Section 2.1. Actions by the Company will be by the Board or a duly authorized officer, with such actions certified to the Trustee by an appropriately certified copy of the action taken. The Trustee will be protected in acting upon any such notice, resolution, order, certificate or other communication believed by it to be genuine and to have been signed by the proper party or parties.

     10.7 Successors and Assigns. This Trust Agreement is binding upon and inures to the benefit of the Company, the Subsidiaries and the Trustee and their respective successors and assigns.

     10.8 Gender and Number. Words used in one gender apply to the other gender where applicable, and when the context requires, the plural is to be read as the singular and the singular as the plural.

     10.9 Headings. Headings in this Trust Agreement are inserted for convenience of reference only and if there is a conflict between the headings and the text, the text controls.

     10.10 Counterparts. This Trust Agreement may be executed in an original and any number of counterparts, each of which will be deemed to be an original of one and the same instrument.

     10.11 Beneficial Interest. The Company and the Subsidiaries are the true beneficiaries hereunder in that the payment of benefits, directly or indirectly to or for a Participant or Beneficiary by the Trustee, is in satisfaction of the Company's and the Subsidiaries' liability therefor under the Plans. Nothing in this Trust Agreement establishes any beneficial interest in any person other than the Company and the Subsidiaries.

     10.12 Effective Date effective date of this Trust Agreement is December 1, 1994.








                                Schedule 1

     1. Ceridian Corporation Benefit Equalization Plan for benefits payable with respect to Participants who terminate employment or die after December 1, 1994

     2.   Ceridian Corporation Deferred Compensation Plan